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Chico’s FAS, Inc.

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Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

CHICO’S FAS FILES INVESTOR PRESENTATION

Highlights Significant Progress Made by New CEO through
Company’s New Strategic Plan

Barington’s Nominees Lack the Skills and Expertise Chico’s FAS Needs

Urges Shareholders to Vote “FOR” the Superior Chico’s FAS Board Slate
on the WHITE Proxy Card

Fort Myers, FL - June 21, 2016 - Chico’s FAS, Inc. (NYSE:CHS) today announced that it has filed an investor presentation with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s 2016 Annual Meeting of Shareholders to be held on July 21, 2016. Shareholders of record as of May 16, 2016 will be entitled to vote at the meeting.

The presentation and other materials regarding the Board of Directors recommendation for the 2016 Annual Meeting of Shareholders are available on the Investor Relations section of the Chico’s FAS website at www.chicosfas.com.

Highlights of the presentation filed today include:

I.	Chico’s FAS is Successfully Executing on a New Strategy for Profitable Growth and Value Creation

•
In less than six months, new CEO and President Shelley Broader developed a new plan, recruited new team members to drive execution, and launched multiple initiatives designed to improve the way Chico’s FAS operates, with more to come.

•	These initiatives are accelerating progress towards improved cost efficiency with total announced expected annual savings of $65 million to $85 million, with $15 million anticipated in fiscal 2016.

◦	Chico’s FAS is making significant progress towards reaching its 10% operating margin goal.

◦	In April 2016, Chico’s FAS announced the realignment of Marketing and Digital Commerce functions, with estimated annualized cost savings of approximately $14 million.

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In May 2016, Chico’s FAS announced three new initiatives in supply chain efficiency, non-merchandise expense reduction and marketing spend optimization, for estimated savings of $50 million to $70 million.

II.	Chico’s FAS Board has Proactively Taken Action to Enhance Management, Board and Corporate Governance to Drive Value

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Chico’s FAS is strengthening its management team as the Company executes the new vision for Chico’s FAS, including the appointments of Shelley Broader as CEO and President, Susan Lanigan as EVP and General Counsel and Kristin Oliver as Chief Human Resources Officer.

•
The Company has demonstrated a proactive approach to corporate governance and shareholder engagement. The Board unanimously approved a proposal to declassify the Board, such that the entire Board would stand for election for a one-year term at the 2019 annual meeting. In addition, the Board adopted a formal policy limiting directors to serve on four public company Boards in addition to the Chico’s FAS Board.

•
Chico’s FAS is enhancing its Board with individuals who have the most relevant skills, expertise and track record to support the Company’s success and the execution of its strategic plan needed to drive shareholder value:

◦
Shelley Broader brings more than 25 years of experience leading premier retail businesses, with 15 years of merchandising experience including as Chief Merchandising Officer of Walmart Canada, and led the financial and operational turnaround at Kash n’ Karry.

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Bonnie Brooks is the current Vice Chairman of Hudson’s Bay Company and brings substantial retail, merchandising, turnaround, and digital and ecommerce skills from some of the world’s leading retailers.

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Janice Fields has made important contributions to Chico’s FAS as Chair of the Corporate Governance and Nominating Committee. Further, as the former President of McDonald’s USA, LLC, and a current director of Monsanto Company, she brings unique marketing, consumer brand and supply chain insights, along with experience managing multi-unit operations.

◦
William “Bill” Simon brings extensive supply chain expertise as the former President and Chief Executive Officer of Walmart U.S., with a proven track record leading large, complex global retailers with best-in-class cost structures and premier consumer brands.

III.	Barington’s Misguided Initiatives Would Jeopardize the Company’s Plan to Drive Profitable Growth and Value Creation

•	Barington has not suggested any meaningful new proposals - change was already underway at Chico’s FAS.

•	Barington’s nominees lack the skills and expertise needed today to support the Company’s progress.

•	Barington’s unsophisticated view of Chico’s FAS’ business puts the execution of the Company’s strategic plan and the delivery of real shareholder value at risk.

Support the important progress underway at Chico’s FAS. Chico’s FAS shareholders are reminded that their vote is important, no matter how many or how few shares they own. The Chico’s FAS Board unanimously recommends that shareholders vote "FOR" all four of its experienced and highly qualified director candidates - Shelley Broader, Bonnie Brooks, Janice Fields and Bill Simon.  Shareholders may submit their proxy by mail, phone or Internet following the instructions on the WHITE proxy card.

Shareholders with questions or who need assistance voting their shares may call Innisfree M&A Incorporated, the Company's proxy solicitor, toll-free at (877) 825-8971.

ABOUT CHICO'S FAS, INC.

The Company, through its brands - Chico's, White House Black Market, and Soma is a leading omni-channel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of April 30, 2016, the Company operated 1,517 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company's merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, "Risk Factors" and in the "Forward-Looking Statements" disclosure in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

ADDITIONAL INFORMATION

Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.

Contacts:

Investors:
Jennifer Powers
Vice President - Investor Relations
Chico's FAS, Inc.
(239) 346-4199

Arthur B. Crozier / Jennifer M. Shotwell / Jonathan E. Salzberger
Innisfree M&A Incorporated
(212) 750-5833

Media:
Barrett Golden / Leigh Parrish / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449